Exhibit 10.15

                               PURCHASE AGREEMENT


     THIS PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 26th of July, 2001, by and between the following:

     DAVID BERMAN, an individual residing in the State of California (hereinafter "BUYER")

     and EMB CORPORATION, a Hawaii corporation (hereinafter "EMB").


                               W I T N E S S E T H
                               - - - - - - - - - -


     WHEREAS, subject to the terms and conditions of this Agreement, BUYER and EMB desire for BUYER to purchase from EMB and for EMB to sell to BUYER all of the oustanding common stock of AMERITELCON, INC., a Nevada corporation (the "Ameritelecon Stock" and "Ameritelecon", respectively); and

     WHEREAS, BUYER deems it desirable and in his best interests to purchase the Ameritelecon Stock in consideration of the delivery by BUYER to EMB of cash in the amount of Ten Dollars ($10.00); and

     WHEREAS, the Board of Directors of EMB deems it desirable and in the best interests of EMB and its stockholders that EMB sell the Ameritelecon Stock, which constitutes a minority portion of its assets, as determined by the current book and fair market values of all of its assets; and

     WHEREAS, BUYER and EMB desire to provide for certain undertakings, conditions, representations, warranties, and covenants in connection with the transactions contemplated by this Agreement; and

     WHEREAS, the Board of Directors of EMB has approved and adopted this Agreement, subject to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:


                                    SECTION 1

                                   DEFINITIONS
                                   -----------

     1.1 "Agreement," "BUYER", "EMB" and "Ameritelecon Stock"" and "Ameritelecon", respectively, shall have the meanings defined on the cover page and in the foregoing preamble and recitals to this Agreement.

     1.2 "Closing Date" shall mean 10:00 a.m., local time, July 26, 2001, at 5075 Warner Avenue, Suite B, Huntington Beach, California 92649, the date on which the parties hereto shall close the transactions contemplated herein; provided that the parties can change the Closing Date and place of Closing to such other time and place as the parties shall mutually agree, in writing. As of the Closing Date, all Exhibits to this Agreement shall be complete and attached to this Agreement.


                                    SECTION 2

              AGREEMENT FOR PURCHASE AND SALE OF AMERITELECON STOCK
              -----------------------------------------------------

     2.1 Substantive Terms of the Purchase and Sale of Ameritelecon Stock. EMB shall sell and deliver to BUYER the Ameritelecon Stock in a form enabling BUYER then and there to become the record and beneficial owner of said common stock.

     2.2 Consideration Paid by BUYER. BUYER shall deliver to EMB $10.00 in good funds.


                                    SECTION 3

                       CLOSING AGREEMENTS AND POST-CLOSING
                       -----------------------------------

     3.1 Closing Agreements. On the Closing Date, the following activities shall occur, the following agreements shall be executed and delivered, and the respective parties thereto shall have performed all acts that are required by the terms of such activities and agreements to have been performed simultaneously with the execution and delivery thereof as of the Closing Date:

          (a) EMB shall have executed and delivered documents to BUYER sufficient then and there to transfer record and beneficial ownership of the Ameritelecon to BUYER;

          (b) BUYER shall have delivered to EMB $10.00 in good funds.


                                    SECTION 4

                                  MISCELLANEOUS
                                  -------------

     4.1 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if written and delivered in person or sent by registered mail, postage prepaid, addressed as follows:

                  to EMB:                   EMB Corporation
                                            Attention:  Chief Executive Officer
                                            5075 Warner, Suite B
                                            Huntington Beach, California 92649
                  copy to:                  Bryan Cave LLP
                  (which shall not          Attention:  Randolf W. Katz, Esq.
                  constitute notice)        2020 Main Street, Suite 600
                                            Irvine, California 92614

                   to BUYER:                David Berman


or such other address as shall be furnished in writing by the appropriate person, and any such notice or communication shall be deemed to have been given as of the date so mailed.

     4.2 Time of the Essence. Time shall be of the essence of this Agreement.

     4.3 Costs. Each party will bear the costs and expenses incurred by him or it in connection with this Agreement and the transactions contemplated hereby.

     4.4 Entire Agreement and Amendment. This Agreement and documents delivered at the Closing Date hereunder contain the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all other agreements, written or oral, with respect thereto. This Agreement may be amended or modified in whole or in part, and any rights hereunder may be waived, only by an agreement in writing, duly and validly executed in the same manner as this Agreement or by the party against whom the waiver would be asserted. The waiver of any right hereunder shall be effective only with respect to the matter specifically waived and shall not act as a continuing waiver unless it so states by its terms.

     4.5 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

     4.6 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

     4.7 Attorneys' Fees and Costs. In the event any party to this Agreement shall be required to initiate legal proceedings to enforce performance of any term or condition of this Agreement, including, but not limited to, the interpretation of any term or provision hereof, the payment of monies or the enjoining of any action prohibited hereunder, the prevailing party shall be entitled to recover such sums, in addition to any other damages or compensation received, as will reimburse the prevailing party for reasonable attorneys' fees and court costs incurred on account thereof (including, without limitation, the costs of any appeal) notwithstanding the nature of the claim or cause of action asserted by the prevailing party.

     4.8 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors, and assigns, as the case may be.

     4.9 Access to Counsel. Each party hereto acknowledges that each has had access to legal counsel of her or its own choice and has obtained such advice therefrom, if any, as such party has deemed necessary and sufficient prior to the execution hereof. Each party hereto acknowledges that the drafting of this Agreement has been a joint effort and any ambiguities or interpretative issues that may arise from and after the execution hereof shall not be decided in favor or, or against, any party hereto because the language reflecting any such ambiguities or issues may have been drafted by any specific party or her or its counsel.

     4.10 Captions. The captions appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


EMB CORPORATION

by: /s/  James E. Shipley
    --------------------------------
         James E. Shipley, President



     /s/ David Berman
     -------------------------------
         DAVID BERMAN